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                                                                EXHIBIT 10.22(C)


____________________, 2001



Mr. Brock A. Hattox


Dear Brock:

         This letter will confirm several matters relating to your employment arrangements with National Service Industries, Inc. ("NSI") which were recently approved by NSI. The additional benefits described below are effective July 24, 2001.

         Supplemental Retirement Plan for Executives (SERP) - Appendix E to the SERP covering you will be amended to provide that if you terminate employment on or after attaining age 55 (a) you will be eligible for Early Retirement under the SERP and your benefits will be determined as if you had completed an additional 5 years of service (not to exceed 20 years total) and (b) you will be treated as if you were 5 years older (not to exceed age 65). A revised Appendix E to reflect such changes is attached.

         Stock Options - The agreements evidencing the Stock Options granted to you in 1996 for _______ shares ("1996 Options") and granted to you in 2000 for ________ shares in exchange for surrendered aspiration awards ("2000 Options") will be amended (a) to add provisions for continuing vesting and exercisability if you terminate employment after age 55 which are similar to the provisions in the agreements for the regular option grants to executive officers made in 1998 and later years and (b) to amend the 2000 Options to provide that they will be exercisable until the earlier of 5 years from the date of termination or the end of the remaining exercise term (rather than the later of seven years from the grant date or 5 years from termination). The agreements evidencing the amendments of the options will be forwarded to you shortly.

         As you are aware, effective _________, 2001, NSI is spinning-off its lighting and chemicals businesses which are currently held in L&C Spinco, Inc. ("Spinco"), and certain executives of NSI, including yourself, will become executives of Spinco. Pursuant to an Employee Benefits Agreement between NSI and Spinco, the obligations set forth in this letter will be transferred to, and assumed by, Spinco and its plans.

         Please confirm your acceptance of the terms of this letter by signing and dating the additional enclosed copy of this letter and returning it to the undersigned.

                                               Sincerely,

                                               NATIONAL SERVICE INDUSTRIES, INC.


                                               By:
                                                  ------------------------------


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Mr. Brock A. Hattox
______________, 2001
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Accepted and Agreed to
this ___ day of _________, 2001




---------------------------
Brock A. Hattox